Exhibit 3.132

PAGE 1
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
     “SEVEN-UP/RC BOTTLING COMPANY, INC.”, A DELAWARE CORPORATION,
     WITH AND INTO “DR PEPPER BOTTLING COMPANY OF TEXAS” UNDER THE NAME OF “DR PEPPER BOTTLING COMPANY OF TEXAS”, A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE TWENTY-EIGHTH DAY OF MAY, A.D. 2008, AT 10:34 O’CLOCK P.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF OWNERSHIP IS THE THIRTY-FIRST DAY OF MAY, A.D. 2008, AT 11:54 O’CLOCK P.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

State of Delaware
Secretary of State
Division of Corporations
Delivered 11:21 PM 05/28/2008
FILED 10:34 PM 05/28/2008
SRV 080620538 — 2176154 FILE
CERTIFICATE OF OWNERSHIP AND MERGER
merging
SEVEN-UP/RC BOTTLING COMPANY, INC.
(a Delaware corporation)
with and into
DR PEPPER BOTTLING COMPANY OF TEXAS
(a Delaware corporation)
(PURSUANT TO SECTION 253 OF THE
GENERAL CORPORATION LAW OF THE STATE OF DELAWARE)
May 28, 2008
Dr Pepper Bottling Company of Texas, a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY as follows:
     FIRST: That the Corporation was incorporated on October 21, 1988 pursuant to the General Corporation Law of the State of Delaware (the “DGCL”).
     SECOND: That the Corporation owns all of the issued and outstanding shares of stock of Seven-Up/RC Bottling Company, Inc. (“SURC”), a corporation incorporated on January 24, 1990 pursuant to the DGCL.
     THIRD: That the Corporation, by the following resolutions of its Board of Directors duly adopted at a meeting of the Board of Directors on May 20, 2008, has determined to merge SURC with and into the Corporation pursuant to Section 253 of the DGCL:
     RESOLVED, that it is deemed advisable and in the best interest of Dr Pepper Bottling Company of Texas, a Delaware corporation (the “Corporation”), that Seven-Up/RC Bottling Company, Inc., a Delaware corporation (“SURC”), merge with and into the Corporation pursuant to Section 253 of the General Corporation Law of the State of Delaware (the “DGCL”) (such merger, the “SURC Merger”); and further
     RESOLVED, that the effective time and date of the SURC Merger (the “SURC Effective Time”) shall be 11:54 p.m. Eastern Time on May 31, 2008; and further
     RESOLVED, that upon the SURC Merger, the Corporation shall be the surviving corporation and shall continue as a corporation organized and existing pursuant to the laws of the State of Delaware under the name “Dr Pepper Bottling Company of Texas”; and further

     RESOLVED, that following the SURC Merger, the corporate existence of the Corporation, with all of its purposes, powers and objects, shall continue unaffected and unimpaired by the SURC Merger, and as the surviving corporation, it shall, from and after the SURC Merger, possess all of the rights, privileges, immunities, powers and purposes of SURC, and all of the property (real, personal and intangible), causes of action and every other asset of SURC shall vest in the Corporation, and the Corporation shall assume all of the obligations and liabilities of SURC, all without further act or deed; and further
     RESOLVED, that the separate corporate existence of SURC shall cease upon the SURC Merger; and further
     RESOLVED, that each share of stock in the Corporation issued and outstanding immediately prior to the SURC Merger shall not be converted or exchanged in any manner and shall continue to represent one share of the surviving corporation; and further
     RESOLVED, that at the SURC Effective Time, each share of stock in SURC issued and outstanding immediately prior to the SURC Merger shall automatically, by virtue of the merger and without any action on the part of the holder thereof, be cancelled, retired, and cease to exist without payment of any consideration with respect thereto; and further
     RESOLVED, that, from and after the SURC Merger, the Certificate of Incorporation and the By-Laws of the Corporation, as in effect immediately prior to the SURC Merger, shall be those of the surviving corporation; and further
     RESOLVED, that the members of the Board of Directors and the officers of the Corporation immediately prior to the SURC Merger shall be the members of the Board of Directors and the officers, respectively, of the surviving corporation until successors are appointed in accordance with applicable law and the Certificate of Incorporation and the By-Laws of the surviving corporation; and further
     RESOLVED, that for U.S. Federal income tax purposes, the SURC Merger is intended to qualify as a tax-free liquidation under Section 332 of the Internal Revenue Code of 1986, as amended (the “Code”) and can qualify as a tax-free reorganization under Section 368 of the Code: and further
     RESOLVED, that each officer of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute, acknowledge, file and report, in the name and on behalf of the Corporation, the Certificate of Ownership and Merger and those other agreements, instruments and documents as may be contemplated thereby and any amendments or supplements thereto, in such form and with any such changes, additions or deletions as any such officer shall determine to be advisable and in the best interests of the Corporation, which determination shall be conclusively evidenced by such officer’s execution and delivery thereof; and further
     RESOLVED, that each officer of the Corporation be, and each of them hereby is, authorized, empowered and directed to execute and deliver in the name and on behalf of the Corporation, any agreements, instruments and documents and to do and perform all such acts and things as in their judgment, or in the judgment of any one of them, shall be deemed necessary or advisable in order to carry out, comply with, and effectuate the intent and purposes of the foregoing resolutions and any or all of the transactions contemplated therein or thereby, the authority thereof to be conclusively evidenced by the execution and delivery of such agreements, instruments and documents or the taking of such action; and further
     RESOLVED, that all acts and deeds heretofore done by any director or officer of the Corporation for and on behalf of the Corporation in entering into, executing, acknowledging or attesting any arrangements, agreements, instruments or documents, or in carrying out the terms and intention of the foregoing resolutions, are hereby adopted, ratified, approved and confirmed in all respects.
     FOURTH: The Corporation shall be the surviving corporation of the merger of SURC with and into the Corporation under the name “Dr Pepper Bottling Company of Texas”.
     FIFTH: The merger of SURC with and into the Corporation shall be effective as of 11:54 p.m. Eastern Time on May 31, 2008.
[Signature page follows.]

     IN WITNESS WHEREOF, the Corporation has caused this Certificate of Ownership and Merger to be executed by its duly authorized officer as of the date first written above.

DR PEPPER BOTTLING COMPANY OF TEXAS
By:	/s/ William M. Nelson
	Name:	William M. Nelson
	Title:	Senior Vice President & Secretary

[Signature Page to Certificate of Ownership and Merger]